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                                                                    EXHIBIT 4.05

               Registration Rights Granted to Former Shareholders
                          of SMG Marketing Group, Inc.

         7.7      Registration Rights

                  (a) The Purchaser shall use its reasonable best efforts to (i) file by July 16, 1999 a registration statement on Form S-3 (or another applicable form of registration statement if Form S-3 is unavailable to the Purchaser) under the Securities Act with respect to 100% of the shares of Purchaser Common Stock to be issued to each Shareholder in connection with the Merger (the "Registration Statement"), and thereafter to cause the Registration Statement to be declared effective by the SEC as to resales by the Shareholders;
(ii) cause the Registration Statement to remain effective for not less than 12 months from the Closing Date; and (iii) cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for listing on the National Market System of the Nasdaq Stock Market. No Shareholder shall, or shall be entitled to, resell any such shares in reliance upon the Registration Statement after the passage of such 12 month resale period.

                  (b) Notwithstanding subsection (a) above, the Purchaser shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness of the Registration Statement following notice to the Shareholders from the Purchaser (a "Suspension Notice") of the Purchaser's determination in good faith of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of a transaction, or the occurrence of any event which in the opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the Registration Statement as to which the Purchaser believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon receipt of a Suspension Notice from the Purchaser, the Shareholders will forthwith discontinue disposition of all such shares pursuant to the Registration Statement until receipt from the Purchaser of copies of prospectus supplements or amendments prepared by or on behalf of the Purchaser, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by the Purchaser, the Shareholders will deliver to the Purchaser all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.


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                  (c) Expenses of Registration. All expenses incurred in
connection with the registration pursuant to this Section 7.6 shall be borne by the Purchaser, except that all selling discounts and commissions (if any) and stock transfer taxes applicable to the shares covered by the Registration Statement and all fees and disbursements of counsel for the Shareholders relating thereto shall be borne by the Shareholders.

                  (d) Information by Shareholders. The Shareholders shall furnish to the Purchaser such information regarding the Shareholders, their shares and the distribution proposed by the Shareholders as the Purchaser may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 7.7. Each Shareholder shall notify the Purchaser as promptly as practicable of any inaccuracy or change in information previously furnished by such Shareholder to the Purchaser or of the occurrence of any event as a result of which any prospectus included in the Registration Statement contains or would contain an untrue statement of a material fact regarding such Shareholder or such Shareholder's intended method of distribution of shares or omits to state any material fact regarding the Shareholder or the Shareholder's intended method of distribution of shares necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly to furnish to the Purchaser any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Shareholder or the distribution of such shares, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

                  (e) Indemnification

                      (i) The Purchaser will indemnify each Shareholder, each of such Shareholder's directors and officers, and each person who controls a Shareholder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, and the Purchaser will reimburse each Shareholder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information furnished to the Purchaser by a Shareholder.


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                      (ii) Each Shareholder will indemnify the Purchaser,
each of the Purchaser's directors and officers, each person who controls the Purchaser within the meaning of Section 15 of the Securities Act, and each other person or entity including securities in such registration and each controlling person thereof against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser and all such directors, officers and persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in conformity with information furnished to the Purchaser by such Shareholder.

                      (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant thereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.

                  (f) Transfer of Registration Rights. The registration rights in this Section 7.7 are not transferable by any Shareholder.